                                                                 EXHIBIT 10.19.1

                                  OFFICE LEASE

                                 by and between

                              AMBER DRIVE I, L.L.C.
                      a Delaware limited liability company
                                   (LANDLORD)

                                       and

                               MCDATA CORPORATION,
                             a Delaware corporation
                                    (TENANT)

                                TABLE OF CONTENTS

                                                                                                            Page
                                                                                                            ----
ARTICLE 1      DEMISE..........................................................................................1
         1.1   Demise..........................................................................................1

ARTICLE 2      TERM............................................................................................1
         2.1   Term............................................................................................1
         2.2   Supplemental Agreement..........................................................................2
         2.3   Landlord's Work.................................................................................2

ARTICLE 3      RENT............................................................................................2
         3.1   Base Rent.......................................................................................2
         3.2   Additional Rent.................................................................................3
         3.3   Interest on Late Payments and Late Payment Charge...............................................3

ARTICLE 4      TAXES AND OPERATING EXPENSE ADJUSTMENT..........................................................4
         4.1   Definitions.....................................................................................4
         4.2   Payments of Taxes and Operating Expenses........................................................8
         4.3   Reimbursement Survives Termination..............................................................9

ARTICLE 5      BUILDING SERVICES..............................................................................10
         5.1   Standard Services..............................................................................10
         5.2   Interruption of Standard Services..............................................................10
         5.3   Services Paid by Tenant........................................................................11
         5.4   Above-Standard Service Requirements............................................................11
         5.5   Cleaning.......................................................................................12
         5.6   Re-Lamping.....................................................................................12
         5.7   Landlord's Obligation..........................................................................12

ARTICLE 6      TENANT REPAIR..................................................................................12
         6.1   Damage by Tenant...............................................................................12
         6.2   Maintenance....................................................................................13
         6.3   Good Condition.................................................................................13
         6.4   Surrender......................................................................................13
         6.5   Broken Glass...................................................................................14

ARTICLE 7      ASSIGNMENT AND SUBLETTING......................................................................14
         7.1   Limitations....................................................................................14
         7.2   Acceptance of Performance......................................................................15
         7.3   Document Review................................................................................15
         7.4   Affiliated Entities............................................................................15

ARTICLE 8      TRANSFER BY LANDLORD AND LIMITED LIABILITY.....................................................15
         8.1   Transfer of Landlord's Interest................................................................15
         8.2   Limited Liability of Landlord..................................................................15

ARTICLE 9      USE OF PREMISES................................................................................16
         9.1   Use............................................................................................16
         9.2   Compliance with Rules and Regulations..........................................................16

ARTICLE 10     INSURANCE......................................................................................16
         10.1  Tenant's Insurance.............................................................................16
         10.2  Landlord's Insurance...........................................................................18
         10.3  Subrogation....................................................................................18

ARTICLE 11     OBSERVANCE OF LAW..............................................................................19
         11.1  Law and Covenants..............................................................................19
         11.2  Taxes..........................................................................................19

ARTICLE 12     WASTE AND NUISANCE; ENVIRONMENTAL..............................................................19
         12.1  Waste and Nuisance.............................................................................19
         12.2  Environmental Covenant.........................................................................19
         12.3  Hazardous Substances...........................................................................20
         12.4  Environmental Laws.............................................................................20

ARTICLE 13     ENTRY BY LANDLORD..............................................................................21

ARTICLE 14     INDEMNIFICATION................................................................................21
         14.1  Indemnification by Tenant......................................................................21
         14.2  Indemnification by Landlord....................................................................21

ARTICLE 15     ALTERATIONS....................................................................................22
         15.1  Alterations by Tenant..........................................................................22
         15.2  Alterations by Landlord........................................................................23

ARTICLE 16     SIGNS AND ADVERTISING..........................................................................23

ARTICLE 17     SUBORDINATION TO MORTGAGES AND DEEDS OF TRUST..................................................24

ARTICLE 18     ESTOPPEL CERTIFICATE/FINANCIAL INFORMATION.....................................................25
         18.1  Estoppel Certificate...........................................................................25
         18.2  Financial Information..........................................................................25

ARTICLE 19     QUIET ENJOYMENT................................................................................25

ARTICLE 20     FIXTURES.......................................................................................25

ARTICLE 21     DAMAGE OR DESTRUCTION..........................................................................26
         21.1  Casualty.......................................................................................26
         21.2  Casualty Caused by Tenant......................................................................26

ARTICLE 22     CONDEMNATION...................................................................................27
         22.1  Eminent Domain.................................................................................27
         22.2  Damages........................................................................................27
         22.3  Restoration....................................................................................27

ARTICLE 23     LOSS AND DAMAGE AND DELAY......................................................................27
         23.1  Loss and Damage................................................................................27
         23.2  Delays.........................................................................................28

ARTICLE 24     DEFAULT AND REMEDIES...........................................................................28
         24.1  Default by Tenant..............................................................................28
         24.2  Remedies of Landlord...........................................................................29
         24.3  Landlord's Default.............................................................................31
         24.4  Personal Property Lien.........................................................................31

ARTICLE 25     HOLDING OVER...................................................................................32

ARTICLE 26     NOTICE.........................................................................................32
         26.1  Notice.........................................................................................32
         26.2  Change of Address..............................................................................33

ARTICLE 27     SECURITY DEPOSIT...............................................................................33

ARTICLE 28     MISCELLANEOUS PROVISIONS.......................................................................33
         28.1  Captions.......................................................................................33
         28.2  Waiver.........................................................................................33
         28.3  Entire Agreement...............................................................................33
         28.4  Severability...................................................................................34
         28.5  Modification...................................................................................34
         28.6  Governing Law..................................................................................34
         28.7  Successors and Assigns.........................................................................34
         28.8  Authorization to Execute.......................................................................34
         28.9  Guaranty of Lease..............................................................................34
         28.9  Approval of Documents..........................................................................34
         28.10 Prime Rate.....................................................................................34

ARTICLE 29     SUBSTITUTION OF PREMISES.......................................................................34

ARTICLE 30     RECORDING......................................................................................34

ARTICLE 31     REAL ESTATE BROKER.............................................................................35

ARTICLE 32     RENT PREPAYMENT................................................................................35

ARTICLE 33     OTHER PROVISIONS...............................................................................35
         33.1  Option to Extend...............................................................................35
         33.2  Parking........................................................................................37
         33.3  Vacation.......................................................................................37
         33.4  Antenna........................................................................................37
         33.5  Generator......................................................................................37

EXHIBIT A -         FLOOR PLAN..................................................................................A-1
EXHIBIT B -         LEGAL DESCRIPTION...........................................................................B-1
EXHIBIT C -         WORK LETTER.................................................................................C-1
EXHIBIT D -         SUPPLEMENTAL AGREEMENT......................................................................D-1
EXHIBIT E -         RULES AND REGULATIONS.......................................................................E-1
EXHIBIT F -         ANTENNA LICENSE.............................................................................F-1
EXHIBIT G -         JANITORIAL SPECIFICATIONS...................................................................G-1
EXHIBIT H -         COMPONENTS OF STANDARD TENANT FINISH FOR GENERAL OFFICE PURPOSES............................H-1
EXHIBIT I -         COMPONENTS OF SITE, SHELL AND CORE..........................................................I-1
EXHIBIT J -         ASSIGNMENT AND SUBLETTING FORMS.............................................................J-1

                                  OFFICE LEASE


         THIS OFFICE LEASE ("Lease") is made this __th day of October, 2000, by and between AMBER DRIVE I, L.L.C., a Delaware limited liability company ("Landlord") and MCDATA CORPORATION, a Delaware corporation ("Tenant").


                                   WITNESSETH

                                    ARTICLE 1
                                     DEMISE

         1.1 Demise. Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord Suites 300, 400, 500, and 600 ("Premises") consisting of approximately 95,936 rentable square feet ("Rentable Area"), such Premises being generally depicted on the floor plan attached hereto as Exhibit A and incorporated herein by this reference, which Premises may be adjusted as set forth herein. The Premises are situated in that certain building known as 380 Interlocken Crescent located at 380 Interlocken Crescent, Broomfield, Colorado ("Building"), which Building is situated on that certain real Property ("Property") legally described in Exhibit B attached hereto and incorporated herein by this reference, together with a non-exclusive right subject to the provisions hereof, to use all appurtenances thereto, including, but not limited to, any plazas, common areas, walkways or other areas in the Building or on the Property designated by Landlord from time to time for the non-exclusive use of the tenants of the Building, all of which inclusive of the Building are hereinafter collectively called the "Building Complex".

         Such letting and hiring is upon and subject to the terms, conditions and covenants herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, conditions and covenants by it to be kept and performed and that this Lease is made upon the condition of such performance.

                                    ARTICLE 2
                                      TERM

         2.1 Term. The term of this Lease and Tenant's obligation to pay rent shall commence on a Suite by Suite basis on the earlier to occur of (a) February 26, 2001 for the first Suite, February 26, 2001, for the second Suite, March 26, 2001, for the third Suite, and April 23, 2001 for the fourth Suite or (b) the date upon which Tenant takes occupancy of all or any portion of the respective Suite ("the Suite Commencement Dates") and shall end at 5:00 p.m. on the last day of the sixtieth (60th) month after the Suite Commencement Date for the fourth Suite, unless sooner terminated as herein provided ("Lease Term"). The period from the Suite Commencement Date for the first Suite and the Suite Commencement Date for the fourth Suite shall be called the Interim Lease Term." During the Interim Lease Term the Tenant shall pay Base Rent on a staggered basis as each Suite Commencement Date occurs and to the extent that any Suite Commencement Date occurs on other than the first day of a calendar month, the Base Rent and Additional Rent shall be prorated accordingly. The respective Suite Commencement Date shall be in the following order, unless Tenant prior to getting a building permit for the first Suite upon which it intends to commence

Tenant Improvement Work, requests from Landlord a different order, the approval of which will not be unreasonably withheld or denied by Landlord.


               Suite Number                    Suite Commencement Date
               ------------                    -----------------------
                 Suite 400         February 26, 2001 (first Suite Commencement Date)

                 Suite 300         February 26, 2001 (second Suite Commencement Date)

                 Suite 500         March 26, 2001 (third Suite Commencement Date)

                 Suite 600         April 23, 2001 (fourth Suite Commencement Date)

         2.2 Supplemental Agreement. Within five (5) days after the Commencement Date for each Suite, Tenant agrees to execute a Supplemental Agreement in the form attached as Exhibit D and incorporated herein by this reference, setting forth the commencement and termination dates of the term of this Lease in accordance with Section 2.1 above and such other information as the parties may agree to as set forth therein, including the actual Rentable Area of the Premises, Base Rent and Tenant's Pro Rata Share as defined herein.

         2.3 Landlord's Work. Other than as set forth in the Work Letter, Landlord shall have no obligation for the completion or condition of the Premises and Tenant shall accept the Premises in its "AS IS" condition as of the date Landlord delivers possession thereof in accordance with the provisions of the Work Letter, subject to any Punch List Items as defined in the Work Letter and Warranty as set forth in the Work Letter.

                                    ARTICLE 3
                                      RENT

         3.1 Base Rent. Tenant agrees to pay as base annual rent ("Base Rent") during the Lease Term in amounts set forth in the following schedule:

                                         BASE RENT PER SQUARE
                PERIOD                   FOOT OF RENTABLE AREA     MONTHLY BASE RENT*        ANNUAL BASE RENT*
                ------                   ---------------------     ------------------        -----------------
          Interim Lease Year                    $18.75                     $                        $

          First Lease Year                      $18.75                     $                        $

          Second Lease Year                     $19.13                     $                        $

          Third Lease Year                      $19.51                     $                        $

          Fourth Lease Year                     $19.90                     $                        $

          Fifth Lease Year                      $20.30                     $                        $

         *In the Supplemental Agreement for the fourth Suite, the parties will set forth the schedules for Monthly Base Rent and Annual Base Rent.

         Base Rent which shall be payable in equal monthly installments without notice, deduction, set-off or abatement (except as set forth in Articles 21 and 22 hereof this Lease) to Landlord at the address for Landlord set forth in
Article 26 or such other address as Landlord may notify Tenant of in writing, in lawful money of the United States payable in advance on the first day of each month. If the Lease Term commences or terminates on a day other than the first or last day of a calendar month respectively, then the installments of Base Rent for such month or months shall be prorated based on the actual number of days in such month and the installments so prorated shall be paid in advance. The term "Lease Year" shall mean each twelve (12) full month period subsequent to the first Lease Year. If the Lease Term begins on a date other than the first day of a month, the first Lease Year shall commence on the first day of the calendar month following the Fourth Suite Commencement Date and shall continue until the last day of the twelfth (12th) full month thereafter. Base Rent for any such partial month containing the Commencement Date shall be prorated for such month and shall be due and payable on the Commencement Date.

         3.2 Additional Rent. Any other sums of money or charges to be paid by Tenant pursuant to the provisions of this Lease are designated as "Additional Rent". A failure to pay Additional Rent shall be treated in all events as the failure to pay rent.

         3.3 Interest on Late Payments and Late Payment Charge.

         (a) Any rent (whether Base Rent or Additional Rent) or other amount due from Tenant to Landlord under this Lease not paid when due shall bear interest from the notice and cure period until the date paid at the rate of one and one-half percent (1 1/2%) per month ("Default Rate"), but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. Failure to charge or collect such interest in connection with any one or more such late payments shall not constitute a waiver of Landlord's right to charge and collect such interest in connection with any other or similar or like late payments.

         (b) Notwithstanding the above, in the event any rent or other amounts owing hereunder are not paid within five (5) days after the due date, then Landlord and Tenant agree that Landlord will incur additional administrative expenses, the amount of which will be difficult if not impossible to determine. Accordingly, in addition to such required payment, Tenant shall pay to Landlord an additional late charge for any such late payment in the amount of five percent (5%) of the amount of such late payment.

         (c) Notwithstanding the above, Landlord shall give written notice of non-payment to Tenant and if Landlord receives payment of such amounts due within five (5) days of such notice, then Landlord shall waive the interest and late charge on such late payment for the first two (2) late payments in any calendar year. Landlord (a) shall have no obligation to waive such interest or late charge more than twice during any calendar year; and (b) shall have no obligation to waive any interest or late charge if Tenant is in default under this Lease beyond any applicable cure, grace or notice period.

                                    ARTICLE 4
                     TAXES AND OPERATING EXPENSE ADJUSTMENT

         In addition to Base Rent, Tenant shall reimburse Landlord for Real Estate Taxes and Operating Expenses (which sum may be adjusted pursuant to Section 4.2) for the Building Complex as hereinafter set forth in this Section.

         4.1 Definitions. The following terms shall have the following meanings with respect to the provisions of this Lease:

                 (1) "Tenant's Pro Rata Share" shall mean that fraction, the numerator of which is the Rentable Area of the Premises as determined by Landlord and the denominator of which is estimated to be approximately 240,186 rentable square feet being the total Rentable Area of the Building Complex as determined by Landlord for the fourth Suite which calculation shall be determined by Landlord and included in the Supplemental Agreement for the fourth Suite. If any space is added to or subtracted from the Premises Tenant's Pro Rata Share shall be adjusted by Landlord accordingly. Landlord's system for measurement of rentable area shall be in accordance with the Standard Method of Measuring Floor Area in Office Buildings of the Building Owners and Managers Association International (ANSI/BOMA Z65.9-1996) including question and answer section. Landlord and Tenant agree that the Rentable Area of the Premises will be as set forth in the final Space Plans as more specifically set forth in Exhibit C and this Lease shall be adjusted accordingly, including Tenant's Pro Rata Share, monthly and annual Base Rent calculation and aggregate Allowances, if any. When the Rentable Area of the Premises has been determined in accordance with the final Space Plan neither Tenant's Base Rent nor its Pro Rata Share may be adjusted (except as set forth in Articles 7, 21 and 22 hereof) notwithstanding any remeasurement of the Building or of the Premises by Landlord or Tenant. Notwithstanding the above, during the Interim Lease Term Tenant's Pro Rata Share shall be calculated for each Suite as of such Suite's respective Suite Commencement Date, and Tenant shall not pay its Pro Rata Share of Real Estate Taxes and Operating Expenses in any month applicable to a Suite prior to such Suite's respective Suite Commencement Date.

                 (2) "Real Estate Taxes" shall include (i) any form of assessment (including any so-called "special" assessments), license tax, business license fee, business license tax, commercial rental tax, levy, charge, or tax, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district thereof, against the Premises, the Building, Property, or Building Complex or any legal or equitable interest of Landlord therein; and (ii) any assessments, tax, fee, levy or charge in substitution, partially or totally, of or in addition to any assessment, tax, fee, levy or charge previously included within the definition of Real Estate Taxes, including, without limitation, those which may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Landlord and Tenant that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of Real Estate Taxes for purposes of this Lease. The following shall also be included within the definition of Real Estate Taxes for purposes of this Lease, provided, however, that Tenant shall pay Landlord the entire amount thereof: (x) any tax allocable to or measured by the area of the Premises or the rental payable hereunder, including without limitation, any gross income, privilege, sales or excise tax levied by the State, any political subdivision thereof, city, municipal or federal government, with respect to the receipt of such rental, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; and (y) any tax upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises. "Real Estate Taxes" shall not include Landlord's federal or state income, franchise, inheritance or estate taxes. "Real Estate Taxes" included in this definition mean taxes or assessments in the year assessed, without regard to the year in which same become due or payable.

                 (3) "Operating Expenses" shall mean all maintenance and operating costs of any kind or nature with respect to the operation, ownership and maintenance of the Building Complex and shall include, but not be limited to, the cost of building supplies, window cleaning, costs incurred in connection with all energy sources for the Building Complex such as propane, butane, natural gas, steam, electricity, solar energy and fuel oil; the costs of water and sewer service, janitorial services, both interior and exterior, general maintenance, repair and decorating of the Building Complex including the heating and air conditioning systems and structural components of the Building; landscaping, maintenance, repair and striping of all parking areas; insurance, including fire and extended coverage and public liability insurance and any rental insurance and all risk insurance carried by Landlord, including, without limitation, insurance carried pursuant to Section 10.2; labor costs incurred in the operation and maintenance of the Building Complex, including wages and other payments; costs to Landlord for Workmen's Compensation and disability insurance; payroll taxes and welfare fringe benefits; professional building management fees, legal, accounting, inspection and reasonable consultation fees incurred in connection with the Building Complex; any association or similar fees or dues; costs of complying with recorded restrictions, covenants and/or easements; any expense attributable to costs incurred by Landlord for any capital improvements or structural repairs to the Building or Property required by any change in the laws, ordinances, rules, regulations or otherwise which were not in effect on the date Landlord obtained its building permit to construct the Building required by any governmental or quasi-governmental authority having jurisdiction over the Building which costs shall be amortized over the useful life of the capital improvements or structural repair; and any costs incurred by Landlord in making capital improvements or other modifications to the Building or any part thereof, not excluded in Section 4.1(c) (viii) below, which costs shall be amortized over the useful life of such improvement or modification with interest on the unamortized amount at the rate of the greater of ten and one-half percent (10.5%) per annum or three percent (3%) above the Prime Rate (as defined in Section 28.11), in accordance with such reasonable life and amortization schedules and shall be determined in accordance with generally accepted accounting principles ("GAAP"). Operating Expenses shall expressly exclude the following:

                        (1) Costs of maintenance and repair reimbursed by insurance proceeds;

                        (2) Alterations or other specific costs attributable solely to other tenant's space in the Building which under the terms of the respective lease is such tenant's responsibility;

                        (3) Landlord's income taxes;

                        (4) Leasing commissions, advertising and marketing expenses, tenant finish for other tenants of the Building Complex, costs of preparing leases and other costs of Landlord related solely to leasing space for other tenants in the Building Complex;

                        (5) Interest on debt or amortization payments on any mortgages or deeds of trust, ground lease rent or other charges or expenses in connection with the financing or refinancing of the Building Complex;

                        (6) Landlord's costs in enforcing leases for other tenants in the Building Complex including without limitation, all legal fees, costs and expenses to collect rent arrearages and recover possession;

                        (7) Any charge for depreciation of the Building;

                        (8) The cost of any structural additions to the Building without the consent of Tenant, unless required by any change in laws or designed primarily to reduce Operating Expenses as set forth in Section 4.1(c);

                        (9) Landlord's general overhead;

                        (10) costs incurred in connection with alterations, additions or improvements in order to comply with local building codes and amendments, regulations and directives to Title III of the Americans with Disabilities Act, of any portion of the Building Complex [except the common areas of the Building Complex which costs are incurred in order to comply with changes thereto enacted or promulgated after the date of the issuance of the Building Permit for the Building];

                        (11) costs related to the presence existing prior to the date of this Lease on, in or under the Land, the Building or both, or the clean-up or remediation of Hazardous Materials;

                        (12) costs or services or other benefits which are not offered to Tenant, but which are offered to and provided another tenant or occupant of the Building Complex;

                        (13) expenses for which Landlord has been reimbursed from insurance, from another tenant (other than pursuant to an operating expense clause similar to the one in the Tenant's lease) or from another source;

                        (14) expenses which are covered by construction or equipment warranties;

                        (15) excessive management fees, which are not within the market for fees charged by comparable companies for single comparable properties, and comparable property management companies shall exclude companies owned by the owner of the property, companies in operation less than ten (10) years and companies that manage fewer than ten (10) comparable commercial office buildings;

                        (16) expenses to repair latent defects in the structural elements of the Building core and shell;

                        (17) expenses caused solely from the actual violation of laws by Landlord, including fees, penalties, and attorneys fees associated therewith;

                        (18) costs or expenses paid directly by any tenant;

                        (19) costs caused solely by Landlord's gross negligence or wilful misconduct;

                        (20) costs incurred due to the violation by Landlord of the terms and conditions of any lease or contract;

                        (21) costs incurred with vehicle parking operations, except to the extent that such costs are more than all revenues obtained solely from such parking operations;

                        (22) art and objects of art;

                        (23) political or charitable contributions; and

                        (24) costs in excess of the market costs of any goods or services acquired from any affiliate of Landlord or any of its agents (or affiliate of any partner, member, shareholder, director, officer of Landlord or any of its agents).

         Notwithstanding any other provisions of this Lease to the contrary, in determining Operating Expenses (a) the total of Operating Expenses charged to all tenants of the Building shall not exceed 100% of the Operating Expenses for the Building; (b) no item of Operating Expenses shall be included more than once; (c) accounting for Operating Expenses shall be in accordance with generally accepted accounting principles consistently applied; (d) Operating Expenses shall reflect all cash discounts, trade discounts or quantity discounts received by Landlord in the purchase of any goods or services; (e) if capital items are leased, rather than purchased, Operating Expenses for any period shall reflect no more than the amortized amount that would be included in Operating Expenses, had the item been purchased.

                  (4) "Variable Operating Expenses" shall mean those Operating Expenses which vary with occupancy levels or which vary with areas serviced based upon occupied Rentable Area or which are paid directly by tenants of the Building. Landlord may equitably make adjustments to Operating Expenses to account for such Variable Operating Expenses.

                  (5) If during any year of the term of this Lease, including the Interim and First Lease Year or portion thereof, the Building is less than ninety-five percent (95%) occupied for periods greater than one hundred eight
(180) consecutive days, those Operating Expenses which vary with occupancy levels of the Building shall be equitably adjusted by Landlord to reflect the level of Operating Expenses which reasonably would be incurred if the Building were ninety-five (95%) occupied.

                  (6) Landlord shall not charge Tenant for any increases in "Controllable Operating Expenses" after the second full calendar year of the Lease Term which are greater than five percent (5%) of the prior year's Controllable Operating Expenses cumulative over the Lease Term with each year's Controllable Operating Expenses grossed up to 95% occupancy if the Building is less than fully occupied. For purposes hereof, "Controllable Operating Expenses" shall mean costs and expenses that Landlord can contract for at an hourly rate. For example, Landlord can control the hourly rate for snow removal, which hourly rate will be subject to the above cap; however, Landlord cannot control the number of times snow removal will be necessary during the year and there shall be no limit on snow removal costs attributable to the number of times that snow removal occurs. In no event shall there be any cap on any expenses attributable to taxes, insurance or utilities.

         4.2 Payments of Taxes and Operating Expenses. It is hereby agreed that during each Lease Year of the Lease Term Tenant shall pay to Landlord Tenant's Pro Rata Share of the amount of the Operating Expenses and Real Estate Taxes for the Building Complex as set forth above. It is agreed that Tenant shall, during each calendar year pay to Landlord an estimate of Tenant's Pro Rata Share of such Real Estate Taxes and Operating Expenses as hereinafter set forth. Beginning on the Commencement Date, Tenant shall pay to Landlord each month on the first day of the month an amount equal to one-twelfth (1/12) of Tenant's Pro Rata Share of the Real Estate Taxes and Operating Expenses for the calendar year in question as reasonably estimated by Landlord, with an adjustment to be made between the parties at a later date as hereinafter provided. If the Commencement Date is not the first day of a calendar month, Tenant shall pay a prorated portion of its Pro Rata Share of such Real Estate Taxes and Operating Expenses for such partial month on the Commencement Date. Furthermore, Landlord may from time to time but no more than three (3) times during any Lease Year furnish Tenant with notice of a re-estimation of the amount of Tenant's Pro Rata Share and Tenant shall commence paying its re-estimated Pro Rata Share on the first day of the month following receipt of said notice. As soon as practicable following the end of any calendar year, Landlord shall submit to Tenant a statement (the "Settlement Statement"). The Settlement Statement shall set out in reasonable detail the actual amount of Operating Expenses and Real Estate Taxes incurred for the Building Complex for the calendar year, including a detailed breakdown of each separate category of Operating Expenses, the amount thereof, and the major cost components included in each category and reflecting the amount of any adjustment of any Operating Expenses which vary with occupancy and how such adjustments were calculated and setting forth the exact amount of Tenant's Pro Rata Share of the Real Estate Taxes and Operating Expenses for the calendar year just completed and the difference, if any, between Tenant's actual Pro Rata Share of the Real Estate Taxes and Operating Expenses for the calendar year just completed and the estimated amount of Tenant's Pro Rata Share of the Real Estate Taxes and Operating Expenses (which were paid in accordance with this subparagraph) for such year. Such Settlement Statement shall also set forth the amount of the estimated Real Estate Taxes and Operating Expenses reimbursement for the new calendar year computed in accordance with the foregoing provisions. To the extent that Tenant's Pro Rata Share of the actual Real Estate Taxes and Operating Expenses for the period covered by such Settlement Statement is higher than the estimated payments which Tenant previously paid during the calendar year just completed, Tenant shall pay to Landlord the difference within thirty (30) days following receipt of said Settlement Statement from Landlord. To the extent that Tenant's Pro Rata Share of the actual Real Estate Taxes and Operating Expenses for the period covered by the Settlement Statements is less than the estimated payments which Tenant previously paid during the calendar year just completed, Landlord shall at its option either refund said amount to Tenant within thirty (30) days or credit the difference against Tenant's estimated reimbursement for such Real Estate Taxes and Operating Expenses for the current year. Any excess estimated payments made by Tenant which have not been refunded or applied as credits to Tenant's Rent obligations under the Lease, shall, at the end of the term, be promptly refunded to Tenant. In addition, with respect to the monthly reimbursement, until Tenant receives such statement, Tenant's monthly reimbursement for the new calendar year shall continue to be paid at the then current rate, but Tenant shall commence payment to Landlord of the monthly installments of reimbursement on the basis of the statement beginning on the first day of the month following the month in which Tenant receives such statement.

         Tenant's obligation with respect to its Pro Rata Share of the Real Estate Taxes and Operating Expenses shall survive the expiration or early termination of this Lease and Landlord shall have the right to retain the Security Deposit, to the extent there is a Security Deposit, or so much thereof as it deems necessary, to secure payment of Tenant's Pro Rata Share of the actual Real Estate Taxes and Operating Expenses for the portion of the final calendar year of the Lease during which Tenant was obligated to pay such expenses. If Tenant occupies the Premises for less than a full calendar year during the first or last calendar years of the term hereof, Tenant's Pro Rata Share for such partial year shall be calculated by proportionately reducing the Real Estate Taxes and Operating Expenses to reflect the number of months in such year during which Tenant occupied the Premises. Tenant shall pay its Pro Rata Share within fifteen (30) days following receipt of notice thereof.

         Tenant shall have the right, but not more than once per annum, at any time within one (1) year after a Settlement Statement of actual Real Estate Taxes and Operating Expenses for a particular calendar year has been rendered by Landlord as provided herein, and delivered to Tenant (the "Review Period") at Tenant's sole cost and expense, to examine and review Landlord's books and records during normal business hours and after reasonable notice, at Landlord's office within the Building Complex or in metropolitan Denver, Colorado relating to the determination of such Real Estate Taxes and Operating Expenses. Unless Tenant objects to the statement provided by Landlord within sixty (60) days of receipt of such statement, the adjustment and statement shall be deemed conclusive. Notwithstanding anything above, should Tenant exercise the Review Period for two different calendar years at the same time, Tenant shall be allowed concurrent review.

         In the event of any error in the statement, the amount due the other shall be paid or credited, if applicable, within thirty (30) days of the determination of the error. In the event that the error shows an excess payment by Tenant of three percent (3%) or more of the total actual Operating Expense liability of Tenant for such year, then Landlord shall pay the reasonable costs of such review within thirty (30) days of final resolution of any dispute regarding the error.

         4.3 Reimbursement Survives Termination. In the event of the termination of this Lease by expiration of the stated term or for any other cause or reason whatsoever prior to the determination of rental adjustment as hereinafter set forth, Tenant's agreement to reimburse Landlord up to the time of termination shall survive termination of the Lease and Tenant shall pay any amount due to Landlord within fifteen (30) days after being billed therefor. In the event of the termination of this Lease by expiration of the stated term or for any other cause or reason whatsoever, except default by Tenant of any of the terms or provisions of this Lease, prior to the determination of rental adjustments as hereinabove set forth, Landlord's agreement to refund any excess additional rental paid by Tenant up to the time of termination shall survive termination of the Lease and Landlord shall pay the amount due to Tenant within fifteen (30) days of Landlord's determination of such amount or within thirty days after determination of any adjustment. This covenant shall survive the expiration or termination of this Lease.

         If the last year of the term of this Lease ends on any day other than the last day of December, any payment due to Landlord of Tenant's Pro Rata Share of Real Estate Taxes and Operating Costs shall be prorated on the basis by which the number of days in such partial year bears to 365.

         Any failure of Landlord to furnish Tenant with an estimate of its Pro Rata Share of Real Estate Taxes and Operating Expenses or any statements as set forth in this Section 4 shall not act to relieve Tenant of its liability therefor; and with respect to any deficiencies, Tenant agrees to pay same within fifteen (30) days of written demand from Landlord.

                                    ARTICLE 5
                                BUILDING SERVICES

         5.1 Standard Services. Landlord agrees to furnish to the Premises during regular business hours from 7:00 a.m. to 6:00 p.m. Mondays through Fridays and from 8:00 a.m. to 1:00 p.m. Saturdays, except for Holidays, as the same are defined in Exhibit E, and subject to the Rules and Regulations of the Building as set forth in Exhibit E, and subject to the rules and regulations of the Building, reasonably adopted by the Landlord in accordance with Article 9 of this Lease, heat and air conditioning for the use and occupancy of the Premises, passenger elevator service and freight elevator service, subject to scheduling by Landlord, limited access security system and electrical power consistent with
Exhibit I attached hereto. Landlord shall also furnish: (i) electric current to be supplied for lighting the Premises and public halls and for the operation of Ordinary Office Equipment, as defined below; (ii) janitorial and cleaning services, and (iii) domestic water in reasonable quantity. Elevator service shall mean service either by non-attended automatic elevators or elevators with attendants at the option of Landlord. Landlord shall also furnish to the Premises (at rates reasonably set by Landlord) not in excess of Landlord's reasonable estimate of the actual costs thereof, heating and air conditioning
(HVAC) during times other than regular business hours and such other items as are not provided for herein, provided Tenant gives Landlord not less than twenty-four (24) hours notice of Tenant's needs for such additional heating or air conditioning. Notwithstanding the above, Landlord shall use reasonably efforts to furnish the Premises with heating and air conditioning in less than twenty-four (24) hours notice. Landlord shall also, at said times, maintain and keep lighted the common stairs, entries, and toilet rooms in the Building that would reasonably be subject to use by Tenant, its agents and employees during other than regular business hours. Landlord also has the right to charge Tenant for energy costs (in amounts not in excess of Landlord's reasonable estimate of the actual costs thereof) incurred because of Tenant's above Building average usage at any time or by reason of usage of the Premises or the Building during other than regular business hours. For purposes hereof, Ordinary Office Equipment shall include current (or comparable to current) everyday office equipment, both in size of the equipment and number of units utilized within the Premises, for office tenants in first class office buildings in Broomfield, Colorado and shall specifically exclude computers or other equipment that require special cooling, venting or generators for the operation thereof. Landlord and Tenant acknowledge that there may be special twenty-four (24) hour HVAC and electrical power requirements for the customer service area as approved pursuant to Exhibit C hereof and that checkmeters or submeters may be installed in conjunction therewith.

         5.2 Interruption of Standard Services. Tenant agrees that Landlord shall not be liable for failure to supply any heating, air conditioning, elevator, janitorial services, electric current, or any other service described in Section 5.1 above during any period if Landlord uses reasonable diligence to restore or to supply such services or electric current, it being further agreed that Landlord reserves the right to temporarily discontinue such services or any of them, or electric current at such times as may be necessary by reason of accident, unavailability of employees, repairs, alterations, or improvements, or whenever by reason of strikes, lockouts, riots, acts of God, legal requirements or any other happening or occurrence beyond the reasonable control of Landlord. If Landlord is unable to furnish such services or electric current, Landlord shall not be liable for damages to persons or property for any such discontinuance, nor shall such discontinuance in any way be construed as a constructive or actual eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant's obligations hereunder. Landlord's obligation to furnish services or electric current shall be conditioned upon the availability of adequate energy sources from the public utility companies presently serving the Building Complex. Landlord shall have the right to reduce heating, cooling or lighting within the Premises and in the public area in the Building as required by any mandatory or voluntary fuel or energy-saving program. Furthermore, due to energy code design requirements as promulgated from time to time, Tenant hereby acknowledges that it may on certain days experience discomfort with the heating and air conditioning cycle, and Landlord shall have no responsibility or liability therefor. Landlord shall use reasonable efforts to mitigate the interruption of standard services.

         Notwithstanding the foregoing, Landlord hereby agrees that if there is an interruption or discontinuance of the services which Landlord has agreed to provide that renders the Premises untenantable and such interruption or discontinuance is within Landlord's reasonable control and continues for a period of seven (7) or more consecutive days after Landlord receives written notice thereof from Tenant (each an "Unauthorized Interruption"), Tenant's rent shall abate provided that Landlord can recover such rent through Landlord's rent loss/business interruption insurance covering the Building and Landlord has not corrected or remediated the cause of such Unauthorized Interruption within such seven (7) day period. Such abatement shall commence at the end of said seven (7) day period and continue until such time as the Premises are rendered tenantable. In any case, Tenant's rent shall not abate (or shall partially abate) as follows: (a) if the Unauthorized Interruption is the result of any willful misconduct or negligent acts on the part of Tenant, its agents, contractors, employees, express or implied invitees, or servants, or due to Tenant's default, rent shall not abate, (b) if Tenant continues to nonetheless use any part of the Premises for conducting its business, rent shall abate only in proportion to the part rendered untenantable and not so used, (c) if Landlord's rent loss/business interruption insurance will only cover a portion of Tenant's rent, the rent shall abate only as to the portion covered by such insurance, and (d) if Tenant's assignees, sublessees or other transferees are not entitled to rent abatement, rent shall not abate.

         5.3 Services Paid by Tenant. Unless otherwise provided by Landlord, Tenant shall separately arrange with the applicable local public authorities or utilities, as the case may be, for the furnishing of and payment for all telephone services as may be required by Tenant in the use of the Premises. Tenant shall directly pay for telephone services, including the establishment and connection thereof, at the rates charged for such services by said authority or utility, and the failure of Tenant to obtain or to continue to receive such services for any reason whatsoever shall not relieve Tenant of any of its obligations under this Lease. Tenant shall have limited access to the conduits and risers consistent with what is approved by Landlord pursuant to Exhibit C.

         5.4 Above-Standard Service Requirements. If heat-generating machines or equipment other than Ordinary Office Equipment, including telephone equipment, cause the temperature in the Premises, or any part thereof, to exceed the temperatures the Building's air conditioning system would be able to maintain in such Premises were it not for such heat generating equipment, then

Landlord reserves the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

         Tenant shall not, without the written consent of Landlord (which consent shall not be unreasonably withheld or delayed), use any apparatus or device which will in any way increase the amount of electricity or water which Landlord determines to be reasonable for use of the Premises as general office space, nor connect with electric current (except through existing electrical outlets in the Premises) or water pipes any apparatus or device for the purposes of using electric current, other energy or water. Landlord shall have the right to install one or more separately checkmetered or submetered electrical circuits to serve all of Tenant's equipment, machinery or appliances which equipment, machinery or appliances requires electrical current supplied to the Premises as the same is determined by Landlord which costs of checkmetering or submetering shall be payable by Tenant to Landlord upon demand. Tenant agrees to reimburse Landlord for the submetered electrical current utilized by Tenant at the rates charged to Landlord to purchase electrical current for the Building, such reimbursement to be made within fifteen (30) days of the date of the billing therefor; such billing to occur no more frequently than monthly. To the extent that Tenant pays Landlord directly for the electrical services through checkmetering or submetering, those expenses will not be included in the Operating Expenses.

         5.5 Cleaning. Tenant shall not provide any janitorial or cleaning services without Landlord's written consent (which may be given or withheld in Landlord's sole discretion), and then only subject to supervision of Landlord, at Tenant's sole responsibility, and by a janitorial or cleaning contractor or employees at all times satisfactory to Landlord.

         5.6 Re-Lamping. Landlord shall have the exclusive right to make any replacement of Building standard electric light bulbs, fluorescent tubes and ballasts in the Building Complex throughout the Lease Term and any renewal thereof. Landlord may adopt a system of relamping and reballasting periodically on a group basis as may be required in accordance with good management practice.

         5.7 Landlord's Obligation. Subject to the provisions of this Lease and provided Tenant is not in default hereunder beyond any applicable cure period, Landlord agrees (as an Operating Expense to the extent provided in this Lease) to keep and maintain the Building Complex and to provide standard services therefor in a manner and at levels reasonably consistent with first class office buildings of similar age, size and structure in Broomfield, Colorado.

                                    ARTICLE 6
                                  TENANT REPAIR

         6.1 Damage by Tenant. Except as set forth in Article 21, if the Building Complex, the Building, the Premises or any portion thereof including but not limited to the elevators, boilers, engines, pipes and other apparatus, or members of elements of the Building (or any of them) used for the purpose of climate control of the Building or operating the elevators, or if the water pipes, drainage pipes, electric lighting or other equipment of the Building or the roof or outside walls of the Building or parking facilities of Landlord and also Tenant Improvements (as hereinafter defined) including but not limited to the carpet, wall covering, doors and woodwork, become damaged or are destroyed through the negligence, or misuse of Tenant, its servants, agents, employees or anyone permitted by Tenant to be in the Building, or through it or them to the extent that fault is reasonably established, then the cost of the necessary repairs, replacements or alterations shall be borne by Tenant who shall pay the same within thirty (30) days of receipt of an invoice for such costs to Landlord as Additional Rent. Landlord shall have the exclusive right, but not the obligation, to make any repairs necessitated by such damage. Notwithstanding the above, to the extent the damages are within the Premises, Tenant shall have the option to repair the damage first, at its own cost and expense provided that such damage does not adversely affect the operation of the Building Systems. Tenant shall make such election within three (3) days of receipt of written notice from Landlord and Tenant shall thereafter commence and diligently prosecute same to completion.

         6.2 Maintenance. Tenant shall keep the Premises, including all fixtures and improvements installed by Tenant or at Tenant's request, in good order, condition and repair and in secure and lawful condition, ordinary wear and tear excepted. If Tenant fails to keep the Premises in such good order, condition and repair as required hereunder to the reasonable satisfaction of Landlord, and Tenant fails to perform any such maintenance or repair within thirty (30) days after receipt of Landlord's notice thereof, or if such repair or maintenance cannot be performed within thirty (30) days, if Tenant fails to commence such maintenance or repair within thirty (30) days after receipt of Landlord's notice and thereafter diligently pursues such maintenance or repair to completion, Landlord may restore the Premises to such good order and condition and make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's property or business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord, as Additional Rent, upon demand, the reasonable cost of restoring the Premises to such good order and condition and the making of the repairs. Notwithstanding the foregoing, Tenant shall not make any changes to the base building or the HVAC. If as a result of any changes in governmental laws, ordinances, rules or regulations after the date of this lease, the Premises must be altered to lawfully accommodate the use or occupancy of Tenant, such alterations shall be made only with Landlord's prior consent not to be unreasonably withheld or delayed, and shall be made in accordance with Article 15 hereof and the entire cost shall be borne by Tenant. In no event shall the requirement of Landlord's consent for alterations create any liability of Landlord to Tenant or any third party arising from or related to such legal requirements.

         6.3 Good Condition. Tenant shall leave the Premises at the end of each day in a reasonable condition for the purpose of allowing the performance of Landlord's cleaning services hereinafter described.

         6.4 Surrender. At termination of this Lease, upon its expiration or otherwise, Tenant shall remove from the Premises all personal property and trade fixtures of Tenant; repair any damage caused by such removal; deliver up the Premises with all improvements located thereon (except as herein provided) in good repair and condition, reasonable wear and tear excepted, broom clean and free of debris; execute and deliver such conveyance as Landlord may reasonably deem necessary or desirable to evidence the same and any other conveyances required pursuant to this Lease; and continue to insure all of the same; as otherwise required pursuant hereto, until this section 6.4 has been complied with. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating and shall arrange to meet with Landlord for a joint inspection of the Premises. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively correct for purposes of determining Tenant's responsibility for repairs and restoration.

         6.5 Broken Glass. Tenant shall pay on demand the cost of replacement with identical quality, size and characteristics of glass broken on the Premises, including outside windows and doors of the perimeter of the Premises (including perimeter windows in the exterior walls) during the continuance of this Lease, unless the glass shall be broken by Landlord, its servants, or agents acting on its behalf or if the damage to the glass results from structural or design defects.

                                    ARTICLE 7
                            ASSIGNMENT AND SUBLETTING

         7.1 Limitations. Except as set forth in Section 7.4 below, Tenant shall not assign or in any manner transfer this Lease or any estate or interest therein or sublet Premises or any part thereof, or grant any license, concession or other right to occupy any portion of Premises (each a "Transfer") without the prior written consent of Landlord as set forth herein. Landlord shall not unreasonably withhold or delay consent to any Transfer provided Tenant requests such consent in writing at least sixty (60) days prior to the proposed Transfer and (i) Tenant is not in default of this Lease beyond any applicable cure period, (ii) the use of the Premises does not violate the Lease, including the Rules and Regulations attached hereto as Exhibit E and incorporated herein by this reference, (iii) the proposed sublessee, assignee, licencee, concessionaire or occupant ("Transferee") has a good business reputation, (iv) Tenant submits the most current audited current financials (or such other financial information as is available) for such Transferee, (v) Tenant submits the applicable form attached hereto and incorporated herein by this reference ("Exhibit J") for assignment, sublease, license or other transfer document ("Transfer Document") for Landlord's prior review and approval, (vi) such Transferee is not a tenant in the Building or in a building owned by Landlord or an affiliated entity of Landlord, and (vii) the Transfer does not amend the Lease nor impose any additional obligation or liability upon Landlord. In no event shall Tenant have any right to Transfer if there exists any default under this Lease which remains uncured after any applicable cure period. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord's rights under this section. Any Transfer without Landlord's consent, where such consent is required hereunder, shall be deemed void and confer no rights upon a third party. Notwithstanding any Transfer, Tenant and any guarantor of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rental herein specified and for compliance with all other terms and conditions of this Lease. Without in any way limiting Landlord's right to refuse to give consent, Landlord reserves the right in the event it does give consent to impose such conditions upon its consent as Landlord deems reasonably necessary, including but not limited to payment to Landlord of any and all sums required to be paid under the terms and conditions of such Transfer Document including sums in excess of Base Rent and to the requirement of additional security which in Landlord's reasonable business judgment shall insure the existing state of Premises and the rentals due under this Lease.

         Except as set forth in Section 7.4 below, neither this Lease nor any interest therein shall be assignable as to the interest of Tenant by operation of law, without the written consent of Landlord. Except as set forth in Section
7.4 below, a sale by Tenant of all or substantially all of its assets or all or substantially all of its stock (if Tenant is a publicly traded corporation); a merger of Tenant with another corporation; or the transfer of twenty five percent (25%) or more of the stock of Tenant if Tenant's stock is not publicly traded; or the transfer of twenty five percent (25%) or more of the beneficial ownership interest in Tenant if Tenant is a partnership or a limited liability company without the prior written consent of Landlord, shall constitute a prohibited assignment hereunder.

         7.2 Acceptance of Performance. If this Lease be assigned or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant of any of its obligations hereunder beyond any applicable cure period, collect the rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved retaining the remainder, if any, for the account of Landlord, but no such assignment, subletting, occupancy or collection shall be deemed an acceptance of the assignee, subtenant or occupant as the tenant hereof, or constitute a release of Tenant from further performance by Tenant of the covenants on the part of Tenant herein contained.

         7.3 Document Review. All Transfer Documents utilized by Tenant to evidence any Transfer shall be subject to prior reasonable approval by Landlord or its attorney. Tenant shall pay on demand all of Landlord's reasonable costs and expenses, including reasonable attorney's fees, incurred in review and approval of such Transfer Documents, which fees shall not exceed $1,500.00, provided the subletting or assignment are on Landlord's applicable form attached as Exhibit J and have not been modified.

         7.4 Affiliated Entities. Provided Tenant is not in default hereunder beyond any applicable cure period, provided that Tenant cures any default prior to the actual Transfer, Tenant may effect a Transfer to any Affiliated Entity (as defined below) without Landlord's prior consent provided Tenant delivers to Landlord a copy of the executed Transfer Document on a Landlord approved form to Landlord within ten (10) days of such Transfer, which Transfer shall be subject to all of the liabilities and obligations set forth herein and Tenant shall not be released of any of its liabilities hereunder. In no event, however, shall any such Transfer have any material adverse financial impact on Tenant's financial status. Tenant shall, prior to such Transfer, provide written evidence reasonably satisfactory to Landlord that there shall be no material adverse financial impact on Tenant or Landlord resulting from such Transfer. For purposes hereof, Affiliated Entity shall mean an entity which (i) controls, is controlled by, or is in common control with Tenant; or (ii) results from the merger or consolidation with Tenant or acquires all or substantially all of the assets or stock of Tenant.

                                    ARTICLE 8
                   TRANSFER BY LANDLORD AND LIMITED LIABILITY

         8.1 Transfer of Landlord's Interest. In the event of a sale, conveyance, or assignment by Landlord of Landlord's interest in the Building Complex (other than a transfer for security purposes only), Landlord shall be relieved from and after the date specified in any such notice of transfer or assignment of all of Landlord's obligations and liabilities accruing thereafter on the part of Landlord, and Tenant agrees to look only toward such assignee or transferee of Landlord's interest for performance of obligations and liabilities arising after the date of such transfer.

         8.2 Limited Liability of Landlord. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate of Landlord in the Building Complex for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms and provisions of this Lease to be observed or performed by Landlord, subject, however, to the rights of the holder of any mortgage covering the Building Complex, and no other assets of Landlord, its partners, agents, employees, officers, or the employees or officers of any of its partners shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim and Landlord shall not be liable for any such default or breach except to the extent of Landlord's estate in the Building Complex.

                                    ARTICLE 9
                                 USE OF PREMISES

         9.1 Use. Except as expressly permitted by prior written consent of Landlord, which may be given or withheld in its sole discretion, the Premises shall not be used other than for general business office purposes, a customer service center, (not to exceed 2,000 rentable square feet) and classroom training space not to exceed training space for thirty (30) people. All use of the Premises shall comply with the terms of this Lease and all applicable laws, ordinances, regulations or other governmental ordinances, recorded restrictions, covenants and easements and association rules and regulations from time to time in existence, including, without limitation, obtaining any and all necessary licenses and permits.

         9.2 Compliance with Rules and Regulations. Tenant and employees and all persons visiting or doing business with Tenant in the Premises shall be bound by and shall observe the Rules and Regulations as set forth in Exhibit E attached hereto and incorporated herein by this reference which may, at Landlord's reasonable discretion, be promulgated, amended, or expanded from time to time during the Lease term by Landlord relating to the Building, the Building Complex and/or the Premises of which notice in writing shall be given to Tenant and all such rules and regulations as changed from time to time shall be deemed to be incorporated into and form a part of this Lease. Tenant shall further be responsible for the compliance with such rules and regulations by Tenant's employees, agents, patrons and invitees. Any default in the performance or observance of such rules and regulations shall be a default hereunder and Landlord shall have all remedies provided for in this Lease in the event of default by Tenant, Landlord however, shall not be responsible to Tenant for nonobservance by any other tenant or person of any tenant or person of any such rules and regulations. Landlord agrees to enforce the Rules and Regulations against Tenant in a manner reasonably consistent with its enforcement of such rules and regulations against other tenants; however, Tenant acknowledges that certain rules or regulations may be specific to a tenant or use and that such rules or regulations may not be applicable to all tenants and cannot be enforced uniformly. For example, a tenant with a banquet area in its premises may have different rules governing preparation and serving of food.

                                   ARTICLE 10
                                    INSURANCE

         10.1 Tenant's Insurance. Tenant shall, during its occupancy of the Premises and during the entire term hereof, at its sole cost and expense, obtain, maintain and keep in full force and effect, and with Tenant, Landlord, the property manager and, to the extent Landlord provides Tenant with written notice thereof mortgagees of Landlord named as additional insureds therein as their respective interests may appear, the following types and kinds of insurance:

                  (1) Upon property of every description and kind owned by Tenant and located in the Building Complex or for which Tenant is legally liable or installed by or on behalf of Tenant, including, without limitation, furniture, fittings, installations, alterations, additions, partitions, fixtures and anything in the nature of a leasehold improvement costing in excess of the Tenant Improvement Work Allowances set forth in Exhibit C (the "Excess T.I") in an amount not less than the full replacement cost thereof, with a Minimum Coverage on the Special Causes of Loss Form including Sprinkler Leakage; and in the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or the mortgagees of Landlord shall be conclusive. In no event shall the deductible for such insurance be more than $1,000.00.

                  (2) Bodily Injury Property Damage and Commercial General Liability insurance including personal liability, contractual liability, non-owned automotive liability, tenants' legal liability for the full replacement costs of the Premises, and owners' and contractors' protective insurance coverage and a cross-liability clause with respect to the Premises and Tenant's use of any part of the Building Complex and which coverage shall include the business operations conducted by Tenant and any other persons on the Premises. Such policies shall be written on a comprehensive basis with limits of not less than $2,000,000.00 with respect to injuries or death of one or more persons, and not less than $1,000,000.00 with respect to property damage and not less than $1,000,000.00 for any one occurrence, together with not less than a $5,000,000 umbrella policy, and such higher limits for all such insurance as Landlord or the mortgagees of Landlord may reasonably require. All policies shall name Landlord, its managers and mortgagee to the extent Landlord provides Tenant with written notice thereof as additional insureds. All policies shall be primary and noncontributing over any valid and collectible insurance of any of the additional insureds.

                  (3) Any other form or forms of insurance as Landlord or the mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks consistent with then prevalent insurance industry practices and policies.

                  (4) Business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.

                  (5) Workers' Compensation Insurance and Employers liability insurance in amounts as required by law.

                  (6) If Tenant performs any work on the Premises, prior to the commencement of any such work, Tenant shall deliver to Landlord certificates issued by insurance companies qualified to do business in the State of Colorado, evidencing that workmen's compensation and public liability insurance and property damage insurance, all with companies in form and in amounts satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work and shall name Landlord, its manager and mortgagee to the extent Landlord provides Tenant with written notice thereof as additional insureds. Landlord or its mortgagee may require any other reasonable form or types of insurance of such parties, and may be added as an additional insured thereunder if so requested. All policies shall be primary and noncontributory over any valid collectible insurance made available to any of the additional insureds.

         All policies shall be taken out with insurers acceptable to Landlord and in form satisfactory from time to time to Landlord. Tenant agrees that certificates of insurance, or, if required by Landlord or the mortgagees of Landlord, certified copies of each such insurance policies will be delivered to Landlord as soon as practicable after the placing of the required insurance, but in no event later than ten (10) days after Tenant takes possession of all or any part of the Premises. All policies shall contain an undertaking by the insurers to notify Landlord and all additional insureds in writing not less than sixty
(60) days prior to any material change, cancellation or sooner termination thereof.

         Tenant covenants and agrees that in the event of damage or destruction to the leasehold improvements in the Premises covered by insurance as required to be taken out by Tenant herein, and if Landlord or Tenant do not terminate this Lease pursuant to Section 21.1 herein, Landlord and Tenant will coordinate the repair of the Premises and Tenant will use the proceeds of such insurance for the purpose of repairing or restoring the Excess T.I. to the extent that such proceeds are reasonably necessary for repair of the leasehold improvements. In the event that Landlord or Tenant are entitled to terminate the Lease pursuant to Article 21, then if the Premises have also been damaged, Tenant shall be entitled to certain proceeds attributable to the Excess T.I.

         10.2 Landlord's Insurance. Landlord agrees to carry during the term hereof insurance for fire, extended coverage, vandalism and malicious mischief, insuring the Building Complex (excluding foundations, excavations and other non-insurable items) for the full insurable value thereof. Landlord may, but shall not be obligated to, take out and carry any other form or forms of insurance as it or the mortgagees of Landlord may reasonably determine to be advisable. All costs of such insurance shall be included as Operating Expenses and notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided in Article 4, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord, and that such insurance will be for the sole benefit of Landlord, with no coverage for Tenant for any risk insured against.

         10.3 Subrogation. The parties hereto agree that any and all fire, extended coverage and/or property damage insurance which is required to be carried by either shall be endorsed with a subrogation clause, substantially as follows: "This insurance shall not be invalidated should the insured waive, in writing prior to a loss, any and all right of recovery against any party for loss occurring to the property described therein"; and each party hereto waives all claims for recovery from the other party, its officers, agents or employees for any loss or damage (whether or not such loss or damage is caused by negligence of the other party), and notwithstanding any provisions contained in this Lease to the contrary, as a result of damage to any of its real or personal property insured under valid and collectible insurance policies to the extent of the collectible recovery under such insurance or which would have been collectible had the party carried the insurance required to be maintained hereunder.


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

                                   ARTICLE 11
                                OBSERVANCE OF LAW

         11.1 Law and Covenants. Tenant shall comply with all provisions of any applicable covenants, rules or restrictions including the architectural control committee and all provisions of law, including without limitation, federal, state, county and city laws, ordinances and regulations and any other governmental, quasi-governmental or municipal regulations, which shall impose any duty upon Landlord or Tenant, and which relate to Premises, including, without limitation, the partitioning, equipment operation, alteration, occupancy and use of the Premises, and to the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Premises. Moreover, Tenant shall comply with all applicable police, fire and sanitary regulations imposed by any federal, state, county or municipal authorities, or made by insurance underwriters, and to observe and obey all governmental and municipal regulations and other requirements governing the conduct of any business conducted in the Premises or the use or occupancy thereof.

         11.2 Taxes. Tenant shall fully and timely pay all business and other taxes, charges, rates, duties, assessments and license fees levied, rates imposed, charged or assessed against or in respect of Tenant's occupancy of the Premises or in respect of the personal property, trade fixtures, furniture and facilities of Tenant or the business or income of Tenant on and from the Premises, if any, as and when the same shall become due, and to indemnify and hold Landlord harmless from and against all payment of such taxes, charges, rates, duties, assessments and license fees and against all loss, costs, charges and expenses occasioned by or arising from any and all such taxes, rates, duties, assessments and license fees, excluding income tax, and to promptly deliver to Landlord for inspection, upon written request of Landlord, evidence satisfactory to Landlord of any such payments if requested.

                                   ARTICLE 12
                        WASTE AND NUISANCE; ENVIRONMENTAL

         12.1 Waste and Nuisance. Tenant shall not commit, suffer or permit any waste or damage or disfiguration or injury to the Premises or common areas in the Building Complex or the fixtures and equipment located therein or thereon, or permit or suffer any overloading of the floors thereof and shall not place therein any safe, heavy business machinery, heavy computers, heavy data processing machines, or other heavy things without first obtaining the consent in writing of Landlord which consent will not be unreasonably withheld or delayed and, if requested, Landlord's architect or engineer (at Tenant's expense), and not use or permit to be used any part of the Premises for any dangerous, noxious or offensive trade or business, and shall not cause or permit any nuisance, unreasonable noise or action in, at or on the Premises.

         12.2 Environmental Covenant. Tenant shall not cause or permit any Hazardous Substance (as hereinafter defined), except for normal amounts of the same which are necessary and normally used for the regular and normal cleaning of the Premises and the operation of copiers, computers, fax machines, and similar business machines for office use on the Premises, to be used, stored, generated, or disposed of on, in or about the Premises, the Building, the Property or the Building Complex by Tenant, or any of its agents, employees, representatives, contractors, suppliers, customers, subtenants, concessionaires, licensees, or invitees unless Tenant shall have received Landlord's prior written consent, which Landlord may withhold or at any time revoke in its sole discretion. Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, expenses, liabilities, or losses relating to any violation by Tenant of any Environmental Law (as hereinafter defined) or of this Section 12.2 (including, without limitation, a decrease in value of the Premises, damages caused by loss or restriction of rentable or usable space, damages caused by adverse impact on marketing of space, and any and all sums reasonably paid for settlement of claims, attorneys' fees, consultant fees, and expert fees) incurred by or asserted against Landlord arising during or after the term of this Lease as a result thereof. This indemnification includes, without limitation, any and all reasonable costs incurred because of any investigation of the site or any cleanup, removal, testing, or restoration mandated or conducted by or on behalf of any federal, state, or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substance on the Premises and that results in any contamination, Tenant shall promptly, at its sole expense, take any and all necessary or appropriate actions to return the Premises to the condition existing prior to the presence of any such Hazardous Substance. Tenant shall first obtain Landlord's written approval for any such remedial action which shall not be unreasonably withheld or delayed.

         12.3 Hazardous Substances. As used herein, "Hazardous Substance" means any substance that is regulated by any local government, the State of Colorado, the United States government, or any agency, authority and/or instrumentality thereof and includes any and all materials or substances that are defined as "hazardous waste," "extremely hazardous waste," or a "hazardous substance" pursuant to any Environmental Law. "Hazardous Substance" includes but is not restricted to petroleum and petroleum byproducts, asbestos, explosives, polychlorinated biphenyls ("PCBs") and infectious waste.

         12.4 Environmental Laws. As used herein, "Environmental Laws" means all federal, state and local laws, including statutes, regulations, and requirements, relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or Hazardous Substances, including, but not limited to, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, and regulations of any state department of natural resources or state environmental protection agency, as amended or supplemented from time to time, now or at any time hereafter in effect.

                                   ARTICLE 13
                                ENTRY BY LANDLORD

         Landlord and its agents shall have the right to enter the Premises at all reasonable times for the purpose of examining or inspecting the same, to supply janitorial services and any other services to be provided by Landlord to Tenant hereunder, to show the same to prospective purchasers, lenders, tenants or investors, and to make such alterations, repairs, improvements or additions, whether structural or otherwise, to the Premises or to the Building as Landlord may deem necessary or desirable. Landlord may enter the Premises for any of the foregoing reasons including entry by means of a master key without liability to Tenant including any claims of interference and without affecting this Lease or Tenant's obligations under this Lease. Landlord shall use reasonable efforts to avoid interference with Tenant's business in the Premises. Furthermore, except for janitorial services or entry due to Landlord's reasonable belief that there may be an emergency, Landlord shall provide Tenant with prior verbal notice of proposed entry and Tenant shall have the right (but not the obligation) to have a representative of Tenant accompany Landlord at all times when Landlord is exercising its right of entry hereunder.

                                   ARTICLE 14
                                 INDEMNIFICATION

         14.1 Indemnification by Tenant. Tenant shall indemnify Landlord and save it harmless from and against any and all claims, damages, fines, judgments, penalties, costs, expenses, liability or losses (including loss of rentals payable by Tenant or other tenants in the event of loss either directly or indirectly caused by any negligent act or omission, willful misconduct or breach of the Lease of or by Tenant, its agents, contractors, employees, servants, licensees, or concessionaires or invitees or by anyone permitted to be on the Premises by Tenant), claims, actions, damages, liability and expenses arising out of or in connection with the use and/or occupancy of the Premises, including, without limitation, from any occurrence in, upon or at the Premises or any part thereof, occasioned wholly or in part by any negligent act or omission, willful misconduct of Tenant or breach of the Lease of or by Tenant, its agents, contractors, employees, servants, licensees, or concessionaires or invitees or by anyone permitted to be on the Premises by Tenant. In the event Landlord shall be made a party to any litigation commenced by or against Tenant or by anyone permitted to be on the Premises by Tenant, its agents, contractors, employees, servants, licensees, concessionaires or invitees, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation whether or not such action is contested or prosecuted to judgement. All personal property on the Premises shall be at Tenant's sole risk, and Landlord shall not be liable for any damage done to or loss of such personal property or for damage or loss suffered by Tenant.

         14.2 Indemnification by Landlord. Landlord agrees to indemnify, defend and hold Tenant harmless from and against any and all claims, damages, fines, judgments, penalties, costs, expenses, liabilities or losses arising from any governmental entity seeking to enforce against Tenant or seeking damages from Tenant, or seeking to join Tenant in any legal action pertaining to the violation by Landlord of any Environmental Law(s). The indemnity shall not be binding upon any Mortgagee and Tenant shall look solely to the respective landlord when such landlord is finally held to have violated the Environmental Law. Neither the predecessor in interest nor the successor in interest to such landlord shall be liable to Tenant for this indemnity.

                                   ARTICLE 15
                                   ALTERATIONS

         15.1 Alterations by Tenant. Tenant shall not make, install or erect in or to the Premises any installations, alterations, modifications, additions or partitions without submitting the drawings and specifications to Landlord and obtaining Landlord's prior written consent in each instance, which consent will not be unreasonably withheld or delayed (in no event shall Tenant be permitted to make any alterations to any portion of the Building or Building Complex other than within the Premises as shown in the Construction Drawings approved pursuant to the Work Letter). Furthermore, Tenant shall obtain Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, to any change or changes in such drawings or specifications submitted as aforesaid. Tenant, upon prior notice to Landlord and compliance with all other provisions hereof, may make alterations of a "cosmetic nature" without being subject to Landlord's prior approval, however, Landlord can request, by notice to Tenant within thirty (30) days of Tenant's notice to Landlord of Tenant's intent to install such cosmetic alterations (as hereinafter defined), such alterations be removed upon termination or earlier expiration of the Lease and the Premises returned, at Tenant's expense, to their condition prior to the alteration, subject to ordinary wear and tear. For purposes hereof, "cosmetic alterations" shall be alterations of an aesthetic nature which do not require a building permit and do not affect the structure of the Building or any of its systems including HVAC, electrical or plumbing. Tenant shall pay the reasonable cost to Landlord of having its architects, engineers, or other consultants review such plans and changes thereto prior to proceeding with any work based on such drawings or specifications. All such work shall be performed in a good and workmanlike manner, free and clear of all mechanic's liens, and in compliance with the provisions of Article 11 hereof, and once commenced shall be diligently pursued through completion, and Landlord shall have no liability for the performance of such work, notwithstanding its consent to any plans and specifications. PROVIDED NEVERTHELESS that Landlord may, at its option, at Tenant's expense, require that Landlord's contractors be engaged for any mechanical or electrical work or other leasehold improvement. Without limiting the generality of the foregoing, any work performed by or for Tenant shall be performed by competent workmen whose labor union affiliations are not incompatible with those of any workmen who may be employed in the Building Complex by Landlord, its contractors or subcontractors. In addition to the above all contractors and subcontractors must meet Landlord's specifications, as reasonably determined by Landlord, for minimum requirements for insurance, bonds, quality of work, experience and such other reasonably applicable factors. Tenant shall submit to Landlord's reasonable supervision over construction, shall provide Landlord upon request with reasonable financial assurances prior to the commencement of alterations, and promptly pay to Landlord's or Tenant's subcontractors, as the case may be, when due, the costs of all such work and of all materials, labor and services involved therein and of all decoration and all changes in the Building, its equipment or services necessitated thereby. Tenant covenants that Tenant will not suffer or permit during the Term hereof any mechanics' or other liens for work, labor, services or materials ordered by Tenant or for the cost of which Tenant may be in any way obligated, to attach to the Premises or to the Building Complex and that whenever and so often as any such liens shall attach or claims therefor shall be filed, Tenant shall, within twenty (20) days after Tenant has notice of the claim for lien, procure the discharge thereof by payment or by giving security or in such other manner as is or may be required or permitted by law or which shall otherwise satisfy Landlord and or Landlord's mortgagee. Tenant hereby indemnifies and saves Landlord harmless from and against any and all loss, liability, damage, penalty, cost, expense or fee (including, without limitation, court costs and reasonable attorneys' fees) incurred by or asserted against Landlord as a result of the existence of any lien against the Building, Premises or the Property as a result of any work done on behalf of Tenant or parties claiming by or through Tenant. Tenant shall, at its own cost and expense, take out or cause to be taken out any additional insurance or bonds reasonably required by Landlord to protect Landlord's, the mortgagee's and Tenant's interest during the period of alteration.

         At least five (5) days prior to the commencement of any work permitted to be done by persons requested by Tenant on the Premises, Tenant shall notify Landlord of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work so that Landlord may avail itself of the provisions of statutes such as Section 38-22-105(2) of the Colorado Revised Statutes (1973). During any such work on the Premises, Landlord, or its representatives, shall have the right to go upon and inspect the Premises at all reasonable times in accordance with Section 13.1, and shall have the right to post and keep posted thereon notices such as those provided for by Section 38-22-105(2) C.R.S. (1973) or to take any further action which Landlord may deem to be proper for the protection of Landlord's interest in the Premises.

         15.2 Alterations by Landlord. Landlord hereby reserves the right at any time and from time to time and without any liability to Tenant for any claims, to make changes in, additions to, subtractions from or rearrangements of the Building Complex, including, without limitation, all improvements at any time thereof, all entrances and exits thereto, and to grant, modify and terminate easements or other agreements pertaining to the Building Complex, including, but not limited to, the entrance foyer and lobby, and the common corridors and to make changes or additions to the pipes, conduits, ducts, utilities and other building services in the Premises which serve other portions of the Building, provided further that prior to the Commencement Date, Landlord may alter the Premises to the extent found necessary by Landlord to accommodate changes in construction design or facilities including major alterations but the Premises, as altered, shall be in all material aspects comparable to the Premises as defined herein. Any expense by Landlord of the above rights including entry upon the Premises shall be without liability to Tenant, including any claims of interference and without affecting this Lease or the obligations of Tenant under this Lease. Landlord shall use commercially reasonable efforts to avoid interference with Tenant's business in the Premises.

                                   ARTICLE 16
                              SIGNS AND ADVERTISING

         Except as set forth below, Tenant shall not install, paint, display, inscribe, place or affix any sign, picture, advertisements, notice, lettering or direction on any part of the Building Complex or in the interior of the Premises or other portion of the Building any of which would be visible from outside the Premises. Landlord will prescribe a uniform pattern of identification signs for tenants to be placed on the outside corridor wall which is near the door leading into the Premises and other than such identification signs, Tenant shall not install, paint, display, inscribe, place or affix, or otherwise attach, any sign, picture, advertisement, notice, lettering or direction on the inside or outside of the Premises for exterior view without the written consent of Landlord which may be given or withheld in Landlord's sole discretion.

                                   ARTICLE 17
                  SUBORDINATION TO MORTGAGES AND DEEDS OF TRUST

         This Lease and the rights of Tenant hereunder shall be and are hereby made subject and subordinate to the lien of any mortgages or deeds of trust now or hereafter existing against the Building Complex and to all renewals, modifications, consolidations, replacements and extensions thereof and to all advances made, or hereafter to be made, upon the security thereof; provided however, Tenant's quiet enjoyment of the Premises shall not be disturbed and this Lease shall remain in full force and effect so long as Tenant is not in default hereunder after expiration of applicable notice and cure periods. Although such subordination shall be self-operating, Tenant, or its successors in interest, shall upon Landlord's request, execute and deliver within fifteen
(15) business days any and all instruments desired by Landlord, subordinating, in the manner reasonably requested by Landlord, this Lease to any such mortgage or deed of trust in accordance with the provisions hereof so long as each instrument acknowledges Tenant's right to possession provided Tenant is not in default. If Tenant fails to return the subordination documents within fifteen
(15) business days then all subordination documents at Landlord's option shall irrevocably and conclusively be deemed affirmed and approved by Tenant and Landlord may exercise any other right or remedy for Tenant's failure to execute and return the subordination documents.

         Should any mortgage or deed of trust affecting the Building Complex be foreclosed, then:

                  (1) the liability of the mortgagee, beneficiary or purchaser at such foreclosure sale or transfer in lieu of foreclosure shall exist only as to the liability and obligations of Landlord accruing or arising after the date of such transfer and only so long as such mortgagee, beneficiary or purchaser is the owner of the Building Complex and such liability shall not continue or survive after further transfer of ownership; and

                  (2) the liability for any security deposits or prepaid rents of the mortgagee, beneficiary or purchaser at such foreclosure sale or transfer in lieu of foreclosure sale shall exist only to the extent that the mortgagee, beneficiary or purchaser actually received the security deposits or prepaid rents and failed to apply such sums in accordance with the Lease or, if applicable, failed to transfer or assign such sums to any subsequent purchaser or transferee.

                  (3) Tenant shall be deemed to have attorned, as Tenant under this Lease, to the purchaser at any foreclosure sale thereunder or transferee pursuant to a deed in lieu of foreclosure, and this Lease shall continue in full force and effect as a direct lease between and binding upon Tenant and such purchaser or transferee.

         As used in this Article 17 "mortgagee" and "beneficiary" shall include successors and assigns of any such party, whether immediate or remote, the purchaser of any mortgage or deed of trust, whether at foreclosure or otherwise, and the successors, assigns and mortgagees and beneficiaries of such purchaser, whether immediate or remote.

                                   ARTICLE 18
                   ESTOPPEL CERTIFICATE/FINANCIAL INFORMATION

         18.1 Estoppel Certificate. Tenant agrees that it will from time to time, upon request by Landlord (for the benefit of Landlord and its designated proposed mortgagee or purchaser), execute and deliver to Landlord within fifteen
(15) days after demand therefor an estoppel certificate on Landlord's form (or the form of any prospective mortgagee or purchaser) certifying, among other items, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified) and, to the best of Tenant's knowledge, there are no defaults under the Lease or if so specifying such defaults. Failure to return the estoppel certificate within the fifteen (15) day period shall conclusively and irrevocably be deemed an affirmation and approval of the estoppel certificate by Tenant and Landlord may exercise any other right or remedy for Tenant's failure to properly and/or timely execute and return the estoppel certificate. Landlord agrees to provide Tenant, within fifteen (15) days after demand (but not more than once during any Lease Year) an estoppel certificate certifying that this Lease is unmodified and in full force and effect or if there have been modifications, that the same is in full force and effect as so modified and to the best of Landlord's knowledge, there are no defaults under the Lease or is so specifying such defaults.

         18.2 Financial Information. To the extent Tenant is not a public company, Tenant shall, from time to time at reasonable intervals upon Landlord's request, deliver to Landlord a copy of Tenant's most recent audited financial statements, which audited financial statements shall be prepared by Tenant or Tenant's accountant no less often than once per year in accordance with GAAP, any interim financial statements which have been prepared after the date of the most current audited financial statement, and 10Q's or 10K's when issued, if any.

                                   ARTICLE 19
                                 QUIET ENJOYMENT

         Subject to the terms and provisions of this Lease, Landlord covenants and agrees that Tenant shall peaceably and quietly have possession of the Premises during the term hereof, without hindrance by Landlord or those claiming by or through Landlord. Landlord shall not be liable for any interference by other tenants or third parties nor shall this Lease or Tenant's obligations hereunder be affected thereby other than as specifically set forth herein.

                                   ARTICLE 20
                                    FIXTURES

         Any or all installations, alterations, additions, partitions and fixtures other than Tenant's trade fixtures in or upon the Premises, whether placed there by Tenant or Landlord, shall become the property of Landlord, without compensation therefor to Tenant, upon expiration or earlier termination of the Lease. Notwithstanding anything herein contained, Landlord shall be under no obligation to repair, maintain or insure such installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by or on behalf of Tenant. Landlord may elect that any or all installations made or installed by or on behalf of Tenant be removed at the end of the Lease Term and, if Landlord so elects, it shall be Tenant's obligation to restore the Premises to the condition it was in previous to such alterations, installations, partitions and fixtures, on or before the termination of this Lease. Such removal and restoration shall be at the sole expense of Tenant. Notwithstanding anything in this Lease to the contrary, to the extent that Landlord's consent to any such installation as set forth above is required, Landlord, if it gives such consent, will, if requested in writing by Tenant, notify Tenant as to whether removal of such installation will be required. Notwithstanding anything in this Lease to the contrary, to the extent that Landlord's consent to any such installation as set forth above is required, Landlord, if it gives such consent, will, if requested in writing by Tenant, notify Tenant as to whether removal of such installation will be required.

                                   ARTICLE 21
                              DAMAGE OR DESTRUCTION

                  21.1 Casualty. In the event that the Building should be totally destroyed by fire, tornado or other casualty, or should be so damaged that rebuilding or repairs cannot be completed in Landlord's reasonable estimation within one hundred eighty (180) days after the date of such damage, Landlord may, at its option, terminate this Lease in which event the rent shall be abated during the unexpired portion of this Lease effective with the date of such damage, or Landlord may proceed to rebuild the Building and the Premises. Tenant may terminate this Lease upon thirty (30) days prior written notice to Landlord if (i) it would take more than one hundred and eighty (180) days to repair (as determined by Landlord) (ii) at least fifty percent (50%) of the Premises, have been rendered untenantable (iii) neither Tenant nor its employees caused the casualty and (iv) there are fewer than thirty-six (36) months remaining in the applicable Lease Term as of the date of the casualty. In the event the Building should be damaged by fire, tornado or other casualty, but only to such extent that rebuilding or repairs in Landlord's reasonable estimation can be completed within one hundred eighty (180) days after the date of such damage, or if the damage cannot be repaired within such time frame but Landlord does not elect to terminate this Lease, in either such event, Landlord shall, within ninety (90) days after the date of such damage commence to rebuild or repair the Building and shall proceed with reasonable diligence to restore the Building to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures and other improvements which may have been placed by Tenant or other tenants within the Building. In the event any mortgagee under a deed of trust, security agreement or mortgage on the Building should require that the insurance proceeds be used to retire the mortgage debt, Landlord shall have no obligation to rebuild and if Landlord so elects, this Lease shall terminate upon notice to Tenant. Unless otherwise provided in this Lease, any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control. If (i) the Premises are damaged or otherwise rendered untenantable, (ii) this Lease is not terminated, and (iii) the casualty was not caused by Tenant, its agents or employees then Rent shall equitably abate based upon the portion of the Premises rendered untenantable from the date of the casualty until restored.

         21.2 Casualty Caused by Tenant. Subject to the waiver of subrogation clause in Section 10.3 of this Lease, if fire or other casualty causing injury to the Premises or other parts of the Building shall have been caused by the negligence or willful misconduct of Tenant, its agents, servants or employees, or by any other persons entering the Building under express or implied invitation of Tenant, such injury may be repaired by Landlord at the expense of Tenant.

                                   ARTICLE 22
                                  CONDEMNATION

         22.1 Eminent Domain. If five percent (5%) or more of the Rentable Area of the Premises is taken by eminent domain, or by conveyance in lieu thereof, and if such taking interferes substantially with Tenant's use of the Premises, then this Lease, at the option of either party evidenced by notice to the other given within thirty (30) days from such taking or conveyance, shall forthwith cease and terminate entirely. In the event of such termination of this Lease, then rental shall be due and payable to the actual date of such termination. If less than five percent (5%) of the Rentable Area of the Premises is taken, or if five percent (5%) or more of the Premises is taken and neither party terminates this Lease, this Lease shall cease and terminate as to that portion of the Premises so taken as of the date of such taking, and the rental thereafter payable under this Lease shall be abated pro rata from the date of such taking in an amount by which that portion of the Rentable Area of the Premises so taken shall bear to the Rentable Area of the Premises prior to such taking. If any part of the Building Complex shall be taken by eminent domain, or by conveyance in lieu thereof, and if such taking substantially interferes with Landlord's ownership or use of the Building Complex in Landlord's reasonable determination, Landlord, at its option, may upon thirty (30) days' notice to Tenant, terminate this Lease as of the date of such taking.

         22.2 Damages. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Premises or Building Complex shall be the property of Landlord and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for the taking of Tenant's fixtures and other personal property or moving expenses if a separate award for such items is made to Tenant.

         22.3 Restoration. If both Landlord and Tenant elect not to terminate this Lease, Tenant shall remain in that portion of the Premises which shall not have been appropriated or taken as herein provided, and Landlord agrees, at Landlord's sole cost and expense (to the extent of condemnation proceeds to the extent received), to, as soon as reasonably possible, restore the remaining portion of the Premises to a complete unit of like quality and character as existed prior to such appropriation or taking. If this Lease is not terminated in accordance herewith and the condemnation has caused the Premises to be untenantable, then Rent shall equitably be abated during such restoration.

                                   ARTICLE 23
                            LOSS AND DAMAGE AND DELAY

         23.1 Loss and Damage. Landlord shall not be liable or responsible in any way for:

any death or injury arising from or out of any occurrence in, upon or at the Building Complex or for damage to property of Tenant or others located on the Premises, nor shall it be responsible in any event for damage to any property of Tenant or others from any cause whatsoever, unless such damage, loss, injury or death results from the intentional misconduct or gross or sole negligence of Landlord, its agents or employees. Without limiting the generality of the foregoing, Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow or leaks from any part of the Premises or from the pipes, appliances, plumbing works, roof, street, or subsurface of any floor or ceiling or from any other place or because of dampness or climatic conditions from any other cause of whatsoever kind.

Landlord shall not be liable for any damage whatsoever caused by any other tenant or persons in or about the Building Complex, or by an occupant of adjacent property thereto, or the public, or construction of any private, public or quasi-public work. Other than as set forth above, all property of Tenant kept or stored on the Premises shall be kept or stored at the risk of Tenant only and Tenant shall indemnify Landlord in the event of any claims arising out of damages to the same, including any subrogation claim by Tenant's insurers;

                  (1) any act or omission (including theft, malfeasance or negligence) on the part of any agent, contractor or person from time to time employed by Landlord to perform janitorial services or security services, or repairs or maintenance services, in or about the Premises or the Building; or

                  (2) loss or damage, however caused, to money, securities, negotiable instruments, papers or other valuables of Tenant.

         23.2 Delays. Whenever and to the extent that Landlord or Tenant shall be unable to fulfill, or shall be delayed or restricted in the fulfillment of any obligation hereunder in respect to the supply of or provision for, any service or utility or the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service, utility or labor required to enable it to fulfill such obligation or by reason of any statute, law or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administrator, controller or board, or any governmental department or officer or other authority, or by reason of not being able to obtain any permission or authority required thereby, or by reason of any other cause beyond Landlord's or Tenant's reasonable control, whether of the foregoing character or not, Landlord or Tenant, as the case may be, shall be entitled to extend the time for fulfillment of such obligation by a time equal to the duration of such delay or restriction, and Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned nor shall its obligations under this Lease be affected thereby; provided that Landlord shall use reasonable efforts in good faith to minimize any delays or restrictions.

                                   ARTICLE 24
                              DEFAULT AND REMEDIES

         24.1 Default by Tenant. The following events shall be deemed to be events of default by Tenant under this Lease:

                  (1) Tenant shall fail to pay any installment of rent or any other sum due to Landlord when due. Notwithstanding the above, Tenant shall not be deemed in default if not more than twice during any calendar year it pays such installment of rent or any other sum due Landlord within five (5) days of receipt of written notice of nonpayment. After delivery of the two notices as set forth above, Landlord shall give no other notices of nonpayment.


                  (2) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than payment of rent or other sums due to Landlord, and shall not cure such failure within thirty (30) days after written notice thereof to Tenant, provided, however that if such default cannot reasonably be cured within such thirty (30) day period, Tenant shall not be deemed in default if it has commenced to cure, is diligently prosecuting same to completion, and provides Landlord with reasonably satisfactory evidence of same.

                  (3) Tenant shall die, cease to exist as a corporation or partnership or be otherwise dissolved or liquidated or become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors or is otherwise unable to pay its debts as they come due.

                  (4) Tenant shall file a petition under any section or chapter of the national bankruptcy act as amended or under any similar law or statute of the United States or any state thereof, or have a petition filed or a request for a receiver; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant which proceeding is not dismissed within ninety (90) days after the filing thereof.

                  (5) A receiver or trustee shall be appointed for all of the Premises or for all or substantially all of the assets of Tenant.

                  (6) Except as set forth in Section 33.3, Tenant shall abandon or vacate any portion of the Premises, in whole or in part.

                  (7) Tenant assigns or sublets in violation of the provisions of this Lease.

                  (8) Tenant fails to deliver the instruments pursuant to Articles 17 and 18 hereof, time being of the essence.

         24.2 Remedies of Landlord. Upon the occurrence of any such events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

                  (1) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary to the extent permitted by law, without being liable for prosecution of any claim of damages therefor.

                  (2) Without terminating the Lease, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary to the extent permitted by law, without being liable for prosecution or any claim for damages therefor, and relet the Premises and receive the rent therefor.

                  (3) Enter upon the Premises, by force if necessary to the extent permitted by law, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

                  (4) Alter all locks and other security devices at the Premises without terminating this Lease.

         Exercise by Landlord of any one or more of the remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of locks or other security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any event of default, to the aforesaid exercise of dominion over Tenant's property within the Premises. All claims for damages by reason of such reentry and/or repossession and/or alteration of locks or other security devices are hereby waived, as all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process, to the extent permitted by law. Tenant agrees that any reentry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

         In the event Landlord elects to terminate the Lease by reason of an event of default then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, the sum of all rental and other indebtedness accrued to date of such termination, plus, as damages, an amount equal to the total rental hereunder for the remaining portion of the Lease term (had such term not been terminated by Landlord prior to the date of expiration as stated herein) less the reasonable rental value for such remaining term (net of all reasonably estimated costs of re-leasing for such remaining term).

         In the event that Landlord elects to repossess the Premises without terminating the Lease, then Tenant shall be liable for and shall pay to Landlord at the address specified for notice to Landlord herein, all rental and other indebtedness accrued to the date of such repossession, plus rent required to paid by Tenant to Landlord during the remainder of the Lease term until the date of expiration of the term as stated herein diminished by any net sums thereafter received by Landlord through reletting the Premises during such period (after deducting reasonable expenses incurred by Landlord as provided below). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the Lease term.

         In the event of any default or breach by Tenant, or (including a threatened or anticipatory breach or default prior to the Fourth Suite Commencement Date), Tenant shall also be liable and shall pay to Landlord, in addition to any sums provided to be paid above, reasonable broker's fees incurred by Landlord in connection with reletting the whole or any part of the Premises; the reasonable costs of removing and storing Tenant's or other occupants' property; the costs of repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants; and all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies, including reasonable attorney's fees whether suit was actually filed or not.

         In the event of termination or repossession of the Premises for an event of default, Landlord shall not have any obligation to relet or attempt to relet the Premises or any portion thereof, or to collect rental after reletting; and in the event of reletting, Landlord may relet the whole or any portion of the Premises, or let the Premises as part of a larger premises, for any period to any tenant and for any use or purpose.

         If Tenant shall fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees to pay Landlord upon demand all costs, expenses and disbursements, including reasonable attorney's fees incurred by Landlord in taking such remedial action.

         Landlord is entitled to accept, receive in cash or deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply the same at Landlord's option to any obligation of Tenant and the same shall not constitute payment of any amount owed except that to which Landlord has applied the same. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord's rights to recover any and all amounts owed by Tenant hereunder and shall not be deemed to cure any other default nor prejudice Landlord's rights to pursue any other available remedy.

         Landlord agrees to use reasonable efforts to mitigate its damages however in no event shall Landlord be required to (i) lease space for less than market rates applicable for comparable space in first-class buildings in Broomfield, Colorado, (ii) expend any sums or (iii) lease the Premises prior to any other available space in the Building or any building owned by Landlord or an affiliated entity of Landlord.

         24.3 Landlord's Default. Landlord shall not be deemed in default hereunder unless Tenant shall have given Landlord written notice of such default specifying such default with particularity and Landlord shall thereupon have thirty (30) days in which to cure any default unless such default cannot reasonably be cured within such period wherein Landlord shall not be in default if it commences to cure the default within the thirty (30) day period and diligently pursues completion of same. In the event of any default, Tenant agrees that its exclusive remedy shall be an action for damages. Tenant agrees that it shall also give notice of default to any mortgagee (of which Tenant has been notified in writing) and right to cure if Landlord fails to cure within any applicable cure period, and if such mortgagee commences to cure (which shall include for purposes hereof pursuing its remedies against Landlord) then Landlord shall not be deemed in default hereof.

         24.4 Personal Property Lien. Intentionally Deleted

                                   ARTICLE 25
                                  HOLDING OVER

         If Tenant shall continue to occupy the Premises after the expiration of this Lease with or without the consent of Landlord, and without any further written agreement, Tenant shall be a tenant at Landlord's option from month to month or from day to day at a monthly Base Rent equal to two hundred percent (150%) of the last full monthly Base Rent payment due hereunder pro rata for any partial month, and subject to all of the additional rentals, terms and conditions herein set out except as to expiration of the Lease Term. Such holding over may be terminated by Landlord upon ten (10) days notice. In the event that Tenant fails to surrender the Premises upon termination or expiration of this Lease or such holdover tenancy, then Tenant shall indemnify Landlord against loss or liability resulting from any delay of Tenant in not surrendering the Premises, including, but not limited to, any amounts required to be paid to third parties who were to have occupied the Premises and any attorney's fees related thereto.

                                   ARTICLE 26
                                     NOTICE

         26.1 Notice. Any notice, request, statement or other writing pursuant to this Lease shall be deemed to have been given if sent by registered, certified mail or recognized receipted overnight mail service, postage prepaid, return receipt requested or delivered by hand to the party at the addresses set forth below:

         TENANT:         McData Corporation
                         310 Interlocken Parkway
                         Broomfield, CO 80021
                         Attention: Dave Weishaar, VP Manufacturing
                         Phone: 303-460-9200
                         Fax: 303-465-4996

         With copy to:   McData Corporation
                         310 Interlocken Parkway
                         Broomfield, CO 80021
                         Attention: Tom McGimpsey, VP and General Counsel
                         Phone: 303-460-9200
                         Fax: 303-465-4996

         LANDLORD: AMBER DRIVE I, L.L.C.
                         c/o Prime West Real Estate Development, Inc.
                         6025 S. Quebec Street, Suite 110
                         Englewood, Colorado 80111
                         Attention: Stephen F. Clarke

         With copy to:   BROWNSTEIN HYATT & FARBER, P.C.
                         410 17th Street, 22nd Floor
                         Denver, Colorado  80202
                         Attention: Laura Jean Christman, Esq.

and such notice shall be deemed to have been received by Landlord or Tenant, as the case may be, on the earlier of actual receipt or the second business day after the date on which it shall have been so mailed.

         26.2 Change of Address. Any party may, by notice to the other, from time to time, designate another address, which notices mailed more than ten (10) days thereafter shall be addressed.

                                   ARTICLE 27
                                SECURITY DEPOSIT

         Tenant has deposited with Landlord the sum of Zero and 00/100 Dollars ($00.00) as security for the performance by Tenant of all of the terms, covenants, and conditions required to be performed by it hereunder. Such sum shall be returned to Tenant after a reasonable period after the expiration of the Lease Term and delivery of possession of the Premises to Landlord if, at such time, Tenant has fully performed all such terms, covenants and conditions. Prior to the time when Tenant is entitled to the return of the security deposit, Landlord shall be entitled to intermingle such deposit with its own funds and to use same for such purposes as Landlord may determine. Tenant shall not be entitled to any interest on the security deposit. In the event of default by Tenant in performing any of its obligations under this Lease, Landlord may, in addition to any other right or remedy available to Landlord hereunder, use, apply, or retain all or any part of this security deposit for the payment of any unpaid rent or for any other amount which Landlord may be required to expend by reason of the default of Tenant, including any damages or deficiency in the reletting of the Premises or any attorney's fees associated therewith, regardless of the whether the accrual of such damages or deficiency occurs before or after an eviction. If a portion of the security deposit is used or applied by Landlord during the term hereof, Tenant shall, upon five (5) days written demand, deposit with Landlord an amount sufficient to restore the security deposit to its original amount.

                                   ARTICLE 28
                            MISCELLANEOUS PROVISIONS

         28.1 Captions. The captions used herein are for convenience only and do not limit or amplify the provisions hereof. Whenever the singular is used the same shall include the plural, and words of any gender shall include the other gender.

         28.2 Waiver. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

         28.3 Entire Agreement. This Lease contains the entire agreement between the parties and no agreement shall be effective to change, modify or terminate this Lease in whole or in part unless such agreement is in writing and duly signed by the parties hereto.

         28.4 Severability. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision.

         28.5 Modification. Should any future mortgagee or beneficiary under a deed of trust require a modification of this Lease, which modification will not bring about any increased cost or expense to Tenant or will not in any way substantially or materially change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified.

         28.6 Governing Law. This Lease shall be governed by and construed pursuant to the laws of the State of Colorado.

         28.7 Successors and Assigns. The covenants and conditions herein contained shall inure to and bind the respective heirs, permitted successors, executors, administrators and assigns of the parties hereto, and the terms "Landlord" and "Tenant" shall include the successors and assigns of either such party, whether immediate or remote, except as otherwise specifically set forth in this Lease to the contrary.

         28.8 Authorization to Execute. The parties executing this Lease on behalf of Tenant hereby covenant and warrant that (i) in the event Tenant hereunder shall be a corporation, Tenant is a duly qualified corporation and all steps have been taken prior to the date hereof to qualify Tenant to do business in the State of Colorado; (ii) all franchise and corporate or other applicable taxes have been paid to date, and all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed, Tenant is authorized to perform its obligations under this Lease and the person executing this Lease is duly authorized to do so on behalf of Tenant.

         28.9 Guaranty of Lease. Intentionally Omitted.

         28.9 Approval of Documents. Landlord's approval of Tenant's plans for work performed by Landlord or Tenant in the Premises shall create no responsibility or liability on the part of Landlord for their completeness, design, sufficiency, or compliance with any laws, rules, or regulations of governmental agencies or authorities.

         28.10 Prime Rate. As used herein, Prime Rate shall be the rate published in the Midwestern Edition of The Wall Street Journal under "Money Rates." If for any reason the prime rate is no longer published in The Wall Street Journal, then Landlord shall select another financial publication and reasonably equivalent announced rate as the "Prime Rate."

                                   ARTICLE 29
                            SUBSTITUTION OF PREMISES

         Intentionally Deleted

                                   ARTICLE 30
                                    RECORDING

         Tenant agrees not to place this Lease of record unless requested to execute a Memorandum of Lease by Landlord, which may, at Landlord's option, be placed of record.

         Any recording by Tenant without Landlord's prior written consent shall at Landlord's option be deemed a default pursuant to Article 24 hereof and Landlord shall have all of the rights and remedies set forth therein.

                                   ARTICLE 31
                               REAL ESTATE BROKER

         Landlord and Tenant each represent and warrant to the other that it has not dealt with any broker in connection with this Lease, and that insofar as it knows, no other broker negotiated or participated in the negotiations of this Lease, or submitted or showed the Premises, or is entitled to any commission in connection herewith (except Tenant's brokers McBride and Company LLC ("McBride") and Landlord's listing brokers Cushman & Wakefield of Colorado, Inc. ("Cushman")) and each party agrees to indemnify the other against any liability arising from a breach of this representation and warranty including reasonable attorney's fees. Landlord shall pay Cushman's fee. The parties acknowledge that McBride and Cushman have a separate agreement, regarding the payment of McBride's fee.

                                   ARTICLE 32
                                 RENT PREPAYMENT

         Intentionally Omitted.

                                   ARTICLE 33
                                OTHER PROVISIONS

         33.1 Option to Extend.

                  (1) Tenant shall have an option to extend the Lease for one
(1) additional term of five (5) years. In order to exercise such option, Tenant shall notify Landlord in writing at least two hundred seventy (270), but not more than three hundred sixty (360), days prior to the expiration of the respective lease term of its election to exercise the option, upon which time Landlord shall submit in writing within thirty (30) days thereafter a proposal for the then current Market Base Rental Rate (per rentable square foot per annum) for the extended term. Tenant shall have thirty (30) days from the receipt of said notice to (i) accept the proposed Market Base Rental Rate in writing to Landlord, (ii) to reject the Market Base Rental Rate and elect the appraisal process set forth below, or (iii) elect not to extend. If Tenant elects not to extend or fails to timely exercise its option, time being of the essence, [all of] the option(s) shall automatically terminate and be of no further force and effect and this Lease shall terminate upon expiration of the then Lease term. Any such extension shall be upon all of the terms, conditions and covenants of this Lease except as to (A) the amount of Base Rent, which shall be determined as set forth herein, (B) options to extend, options to expand, and rights of refusal, which shall not be applicable, and (C) Tenant allowances or other concessions which shall not be applicable to the extension term. As used herein, "Market Base Rental Rate" shall mean the then Base Rental Rate for comparable first class multi-tenant office buildings of comparable size, location and age in Broomfield, Colorado, at such time, taking into account the following factors: (i) rent per rentable square foot; (ii) operating expenses and real estate tax payments; (iii) current rental escalators; and (iv) rental concessions, if any, as applicable to market renewals of leases.

                  (2) If Tenant, by written notice delivered no later than seven
(7) days after the date Landlord notifies Tenant of the Market Base Rental Rate, objects to the Market Base Rental Rate determined by Landlord and elects to submit the rate determination to appraisal, then, within seven (7) days of the date of Tenant's objection, each party shall appoint a non-affiliated certified M.A.I. Appraiser that has at least five (5) years' full-time commercial appraisal experience in Broomfield, Colorado (or any successor county thereto) to determine the Market Base Rental Rate, such process to be completed within twenty (20) days after the date of the appointment of the last appraiser. If a party does not appoint a qualified appraiser within five (5) days after the other party has given notice of the name of its appraiser then the single appraiser shall be the sole appraiser and shall set the Market Base Rental Rate. The appraisers appointed by the parties shall meet promptly and attempt to set the Market Base Rental Rate. If they are unable to agree on the Market Base Rental Rate within twenty (20) days after the date the second appraiser has been appointed, they shall elect a third appraiser meeting the qualifications stated in this paragraph within seven (7) days after the last day the two (2) appraisers are to set the Market Base Rental Rate. If the appraisers are unable to agree on the third appraiser within said time frame, either of the parties to this Lease, after giving five (5) days' prior written notice to the other party, may apply to the then president of the real estate board of Denver, Colorado for the selection of a third appraiser who meets the qualifications stated in this Section, which selection shall be made within three (3) business days. All determinations of Market Base Rental Rate shall be subject to the limitations on Market Base Rental Rate set forth in the first paragraph of this Section. Each of the parties shall pay for the appraiser appointed by it and shall bear one-half of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

                  (3) Within twenty (20) days after the selection of the third appraiser, the third appraiser shall determine the Market Base Rental Rate and all three of the appraiser's Market Base Rental Rates shall be averaged excluding any single Market Base Rental Rate which is either ten percent (10%) higher or lower than the middle appraisal of Market Base Rental Rate and the remaining appraisals shall then be averaged.

                  (4) If the Market Base Rental Rate is not established for the extended term prior to its commencement, Tenant shall continue to pay the applicable Base Rent required for the last full month of the Lease term until the appraisers have made their determination. The Market Base Rental Rate in question, when finally determined by the appraisers, shall be retroactive to the commencement of the extension term, and the first Base Rent payment becoming due after the determination of the applicable Market Base Rental Rate shall include the retroactive amounts of monthly Base Rent installments accrued and unpaid. In no event may either Landlord or Tenant elect not to extend the Lease based upon the Market Base Rental Rate established in accordance herewith.

                  (5) This option to extend may not be exercised and the Lease shall not be extended if Tenant is in default which default is not cured within any applicable cure periods this Lease has been sublet or assigned.


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

                  (6) Time is of the essence hereof, any failure of Tenant to give any notice required hereunder within the required time period shall render this option null and void.

                  (7) This option shall terminate with respect to any Suite that is sublet or assigned in whole or in part. For example, if 15,000 rentable square feet of Suite 600 are sublet for all or any portion of the Lease Term then the option terminates as to all of Suite 600, including the portion not sublet. The Tenant shall have the option to extend on only the Suites that it has not sublet or assigned. In no event shall any subtenant or assignee have any right to extend. Upon an extension exercised by Tenant in accordance herewith for the remaining Suites which were not sublet nor assigned, then this Lease will be amended reducing the Premises and Tenant's Pro Rata Share accordingly. All determinations of Market Base Rental Rate shall be made based upon the amended Premises.

         33.2 Parking. Landlord represents that the Building Complex shall be constructed to provide not less than four and one-half (4.5) parking spaces for every one thousand (1000) square feet of Rentable Area of the Building inclusive of handicapped and visitor parking, subject to requirements of any governmental entity and the architectural control committee. Should Landlord provide reserved parking to any tenant in the Building, Tenant shall receive its proportionate share of reserved parking. For example, if a two thousand square foot tenant received two reserved parking spaces (1/1000 square feet), then Tenant would receive one reserved space for every 1000 square feet leased by Tenant. If Tenant already had one reserved parking space for every two thousand square feet leased, it would receive only such additional reserved spaces to bring its ratio to one space per thousand square feet of leased space. If other tenants are required to pay for such reserved spaces, then Tenant's reserved spaces would be paid for on the same terms.

         33.3 Vacation. Tenant may, provided it complies with all other terms of the Lease including payment of Rent, vacate the Premises in whole or in part provided Tenant gives Landlord thirty (30) days prior written notice of its intent to vacate.

         33.4 Antenna. Tenant shall have the right at its own expense at any time and from time to time during the term hereof, provided it is not in default hereunder to install, repair, maintain and replace two (2) antennas or satellite dishes pursuant to and in accordance with the Antenna License attached hereto as Exhibit F attached hereto and incorporated herein by this reference.

         33.5 Generator. Prior to the First Suite Commencement Date the Landlord and Tenant shall reasonably coordinate on the provision of supplemental generator service for the customer service center located in the Tenant's premises. If Landlord can reasonably accommodate Tenant using the generator for the Building then the parties as part of the Tenant Improvement Work for the respective Suite in which the customer service center is located shall incorporate the provision of generator services to the customer service center. The Tenant understands that using the Landlord's generator shall not subject Landlord to any liability, cost or expense of any kind or nature, including any failure of the generator to work or work properly, and Tenant, in consideration of Landlord permitting Tenant the use of Landlord's generator, releases Landlord, its agents, employees and property manager and agrees to hold such parties harmless from any and all claims, damages or expenses of any kind or nature arising from or related to the Landlord's generator. If Landlord and Tenant cannot for any reason agree upon use of Landlord's generator then Tenant shall have the right to install a generator solely for the use of its customer service center on the roof of the Building. The


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parties agree to enter into a "Generator License" Agreement for the generator substantially in the same form as the Antenna License Agreement excluding provisions unique to antennas and including provisions which would be applicable to a small generator using natural gas.

                            [SIGNATURE PAGES FOLLOW]


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         IN WITNESS WHEREOF, the parties hereto have executed this Lease this
6th day of October, 2000.

                            LANDLORD:

                            AMBER DRIVE I, L.L.C., a Delaware limited liability company

                            By: AMBERJACK, LTD., an Arizona limited partnership,
                                its managing member


                                By: /s/ Steven F. Clark
                                Name: Steven F. Clark
                                Title: President Prime West Development, Inc.
                                       Agent for Landlord


                                By: /s/ James C. Crain
                                Name: James C. Crain
                                Title: V.P Operations, Prime West Developments,
                                       Inc. Agent for Landlord


                            TENANT:

                            MCDATA CORPORATION, a Delaware corporation


                            By: /s/ John F. McDonnell
                            Name: John F. McDonnell
                            Title: CEO, Chairman